Exhibit 99.1

FDA Clears Annovis to Launch Pivotal Phase 3 Alzheimer’s Studies, Paving the Way to NDAs

MALVERN, Pa., October 15, 2024 (GLOBE NEWSWIRE) – Annovis Bio Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a late-stage clinical drug platform company developing transformative therapies for neurodegenerative disorders such as Alzheimer’s disease (AD) and Parkinson’s disease (PD), announced today the successful outcome of the End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) on October 10, 2024. During the meeting, the FDA granted clearance to proceed with pivotal Phase 3 studies, based on the Company's Phase 2/3 clinical data showing symptomatic improvement in early AD patients. Annovis and the FDA have now aligned on a development path for buntanetap towards the filing of New Drug Applications (NDAs), one for short-term and one for long-term efficacy.

The Phase 3 program will investigate buntanetap in patients with early AD and will consist of two trials: a 6-month study aimed at confirming buntanetap’s symptomatic effects and an 18-month study designed to demonstrate potential disease-modifying effects. While the Company plans to run both studies, the completion of a well-designed and well-executed 6-month trial may be sufficient to support an NDA filing, potentially within one year of the study’s initiation.

Additionally, the FDA raised no concerns about the Company’s data on buntanetap’s safety, including liver enzymes, drug interactions, dose selection, pharmacokinetics, and population pharmacokinetics and confirmed that development can proceed using the new crystal form of buntanetap.

“We are now ready to move into the highly anticipated Phase 3 stage,” said Maria Maccecchini, Ph.D., Founder, President, and CEO of Annovis Bio. “Our priority is to bring the treatment to patients as early as possible, and we are committed to ensuring the next clinical trial is executed at the highest standards to attain an expedited NDA submission. Our team is already preparing for trial initiation early next year and will continue to keep you updated as we advance towards our goal.”

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis Bio Inc. is dedicated to addressing neurodegeneration in diseases such as AD and PD. The company’s innovative approach targets multiple neurotoxic proteins, aiming to restore brain function and improve the quality of life for patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Investor Alerts

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by registering for Email Alerts at https://www.annovisbio.com/email-alerts. Additionally, we invite you to explore our updated investor website, which provides comprehensive access to company news, financial reports, and other key information.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the Company's plans related to clinical trials. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, those related to patient enrollment, the effectiveness of Buntanetap, and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety, and tolerability of Buntanetap. Additional risk factors are detailed in the Company's periodic filings with the SEC, including those listed in the "Risk Factors" section of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to the Company as of the date of this release. The Company expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
Annovis Bio Inc.
101 Lindenwood Drive
Suite 225
Malvern, PA 19355
www.annovisbio.com

Investor Contact:
Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717

www.annovisbio.com/investors-relations
IR@annovisbio.com